UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 1, 2006

Structured Products Corp.,

on behalf of

CorTS Trust III for IBM Debentures

(Exact name of registrant as specified in its charter)

Delaware	001-32082	13-3692801
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification Number)

388 Greenwich Street New York, New York	10013	(212) 816-7496
(Address of principal executive offices)	(Zip Code)	(Registrant's telephone number including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17CFR 240.13e-4(c))

Section 8 - Other Events

Item 8.01 Other Events.

Structured Products Corp., the registrant hereunder, acts as depositor of the CorTS Trust III for IBM Debentures (the "Trust"). The sole assets of the Trust are $95,480,000 principal amount of 7.125% Debentures due December 1, 2096 (the "Term Assets") issued by Internatinal Business Machines Corporation. Pursuant to the trust agreement governing the Trust, the Trust has issued 3,779,416 Corporate–Backed Trust Securities Certificates (the “Certificates”). Pursuant to the trust agreement governing the Trust and the Warrant Agent Agreement, the Trust has issued 95,480 Warrants (the "Call Warrants"). U.S. Bank National Association, in its capacity as Warrant Agent, has received a notice from the holder of the Call Warrants of its intent to exercise 95,480 Call Warrants to purchase the Term Assets in full on November 16, 2006. The exercise of the Call Warrants is conditional upon receipt by the Trustee of the Warrant Exercise Purchase Price by 11:00 a.m. (New York City time) with respect to such exercise on the Exercise Date. As a result, if the Trustee receives the Warrant Exercise Purchase Price, the Certificates will be redeemed in full on November 16, 2006 (the “Redemption Date”) at a price of $25 plus 0.825000 accrued interest to the Redemption Date. No interest will accrue on the Certificates after the Redemption date. Any capitalized terms used herein and not otherwise defined herein have the definition given to them in the documents pursuant to which the Trust is governed.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

By: /s/ John W. Dickey

Name: John W. Dickey
Title: Authorized Signatory

November 1, 2006